Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statements of Potash Corporation of Saskatchewan Inc.:

•	Registration Statement No. 33-37855 on Form S-8;

•	Registration Statement No. 333-19215 on Form S-8;

•	Registration Statement No. 333-93773 on Form S-8;

•	Registration Statement No. 333-53531 on Form S-8;

•	Registration Statement No. 333-75742 on Form S-8;

•	Registration Statement No. 333-75744 on Form S-8;

•	Registration Statement No. 333-113945 on Form S-8;

•	Registration Statement No. 333-124677 on Form S-8;

•	Registration Statement No. 33-57920 on Form S-3;

•	Registration Statement No. 33-133854 on Form S-8;

•	Registration Statement No. 333-142615 on Form S-8;

•	Registration Statement No. 333-150807 on Form S-8;

•	Registration Statement No. 333-151942 on Form S-8;

•	Registration Statement No. 333-159077 on Form S-8;

•	Registration Statement No. 333-166654 on Form S-8;

•	Registration Statement No. 333-167833 on Form S-3; and

•	Registration Statement No. 333-174170 on Form S-8.

of our reports dated February 21, 2012 relating to the consolidated financial statements and consolidated financial statement schedule of Potash Corporation of Saskatchewan Inc. and the effectiveness of its internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Saskatoon, Canada
February 24, 2012